Exhibit 99.1

FOR RELEASE ON: October 26, 2012 at 7:30 a.m. ET

CONTACT:	Dan Behrendt Chief Financial Officer TASER International, Inc. (480) 905-2000

TASER Q3 Revenues Up 18% to $28.8 Million

$9.9 Million Cash From Operations & $5.3 million Operating Income

SCOTTSDALE, Ariz., October 26, 2012 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the third quarter of 2012 ended September 30, 2012.

Financial Summary:

•

Net sales were $28.8 million in the quarter, an increase of $4.4 million or 18.0% compared to third quarter 2011 sales of $24.4 million. The increase in sales versus the prior year was primarily driven by the extended upgrade program for the TASER® X2™ Electronic Control Device (ECD).

•

Revenues in the ECD business segment sequentially remained flat with the current quarter at $27.1 million in the third quarter of 2012. In comparison to the third quarter of 2011, revenues grew 15.9% in the third quarter of 2012.

•

Revenues in the video business segment increased 30.8% sequentially, from $1.3 million in the second quarter of 2012 to $1.7 million in the third quarter of 2012. In comparison to the third quarter of 2011, revenues grew 65.2% in the third quarter of 2012. AXON Flex™ on-officer cameras and EVIDENCE.com bookings continued to grow with bookings doubling sequentially from the second quarter of 2012 to the third quarter of 2012.

•

Gross margin in the third quarter of 2012 was 58.4%, compared to 53.7% in the same period last year. The improvement in gross margin was driven by the increase in sales and the realization of ongoing operational improvements and manufacturing efficiencies.

•

Operating income of $5.3 million benefited from the increased gross margins as well as lower R&D expenses versus the prior year. This was a significant increase from operating income in the third quarter of 2011 of $1.2 million.

•

Sales, general and administrative (SG&A) expenses of $9.5 million in the third quarter of 2012 increased 13.1% sequentially, from $8.4 million the second quarter of 2012. This increase was partially a result of higher variable selling expenses, including distributor overages, which resulted from increased direct sales and internet marketing initiatives.

The third quarter results also included discrete one-time expenses of $190,000 for additional stock compensation, severance and the costs associated with closing a remote facility. Personnel costs also increased sequentially as a result of annual salary merit increases and the payroll for additional strategic hires.

•

Research and development (R&D) expenses decreased $0.4 million to $2.0 million in the third quarter of 2012 when compared to the third quarter of 2011. The decrease was primarily attributable to the continued reduction in professional and consulting fees.

•

Adjusted operating income, which excludes the impact of stock-based compensation charges, depreciation and amortization and one-time litigation judgment expenses, was $7.8 million for the third quarter of 2012, a significant increase from an adjusted operating income of $4.0 million in the third quarter of 2011. GAAP income from operations was $5.3 million for the quarter, compared to income from operations of approximately $1.2 million for the third quarter of 2011.

•

Income taxes for the third quarter of 2012 were $1.6 million. The Company benefited from non-recurring adjustments relating to a return to provision adjustment and a rate differential true-up totaling approximately $0.5 million. The Company expects its annual effective tax rate to be approximately 40% for 2012.

•	Net income for the third quarter of 2012 was $3.7 million, or $0.07 per share on a basic and diluted basis.

•

In the third quarter of 2012, the Company generated $9.9 million in cash from operating activities. The Company generated $23.3 million in cash from operating activities in the first nine months of 2012.

•

Cash, cash equivalents and investments were $29.1 million at the end of the third quarter of 2012, after executing $3.9 million of stock repurchases during the quarter. The Company has no debt recorded on its balance sheet.

“We are encouraged by the growing momentum in our business as the X2 ECD continues to gain market traction and the installed based continues to transition to the X2,” commented Rick Smith, CEO of TASER International, Inc. “The Company also saw growth in the number of agencies embracing on-officer recording systems through sales of AXON Flex on-officer cameras and EVIDENCE.com service. Sequential bookings doubled this quarter and there is growing awareness in the marketplace about the value-add of these products. As a whole, these initiatives drove an 18% year-over-year growth in our top-line results.”

“Therefore, we have started to prudently reinvest into the business to fund future growth as evidenced by the uptick in SG&A expenses. We will look to tie this reinvestment directly with the sales and booking trends that we see in the future. We also continue to focus on creating a culture of operational excellence which has helped the Company deliver a third consecutive quarter of strong operational results, including significant cash generations of $9.9 million in the third quarter. We remain well positioned to deliver on the execution of our strategy to continue to generate significant operating cash flows, and to drive profitable growth and value for all of our stakeholders,” concluded Smith.

Other Significant Events:

•

In the third quarter, the Company continued to see adoption of the new X2 ECD platform by agencies through its extended upgrade program. The Company announced a number of significant orders that occurred during the third quarter, which included:

•	The Pima County Sheriff’s Office (AZ) purchased 600 X2 ECDs.

•	The Colorado Springs Police (CO) purchased 525 X2 ECDs.

•	The Indian River County Sheriff’s Department (FL) purchased 249 X2 ECDs.

•	The Orange County Sheriff’s Office (FL) purchased 400 X2 ECDs.

•	The Miami-Dade Police Department (FL) purchased 200 X2 ECDs.

•	The Company continued to see new agencies adopting the new TASER AXON Flex on-officer camera and EVIDENCE.com management service during the third quarter including:

•	The Pittsburgh Bureau of Police (PA) ordered 50 AXON Flex cameras with three full years of EVIDENCE.com.

•	The Chesapeake Police Department (MD) deployed 125 AXON Flex cameras with five years of EVIDENCE.COM.

•	The Hartford Police Department (CT) deployed 42 AXON Flex systems with one year of EVIDENCE.com.

•	The Topeka Police Department (KS) deployed 30 AXON Flex systems with three years of EVIDENCE.com.

•	The Wentzville Police Department (MO) deployed 30 AXON Flex systems with one year of EVIDENCE.com.

•

As previously announced, on April 25, 2012, the Board of Directors of TASER authorized a new share repurchase program for up to $20.0 million of its common stock, reflecting the Company’s strong balance sheet and operating cash flow generation. As of September 30, 2012, the Company completed the program through the aggregate repurchase of 6.8% of shares outstanding totaling 3,807,606 shares of stock costing approximately $20.0 million. This was done at an average price of roughly $5.22 per share. In the past twenty-one months, the Company has repurchased a total of 11,272,189 shares or 18.7% of the total shares outstanding at the start of the buyback programs. At September 30, 2012, the Company had 52,331,988 shares outstanding.

The Company will host its third quarter 2012 earnings conference call on Friday, October 26, 2012 at 11:00 a.m. ET. To join the live audio presentation, please dial toll free at 866-543-6407 or 617-213-8898 for international callers. The pass code is 27220415.

Non-GAAP Measures

To supplement the Company’s Statements of Operations presented in accordance with GAAP, we are presenting non-GAAP measures of certain components of financial performance. We have presented these measures for our investors to be better able to compare our current results with those of previous periods and have shown a reconciliation of GAAP to the non-GAAP financial measures in the tables at the end of this release. These non-GAAP measures include the impact of non-cash stock-based compensation expense, depreciation and amortization, litigation judgment expense, asset impairment charges and loss on write down of property and equipment. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization and other discrete non-cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.

Caution on Use of Non-GAAP Measures

As noted previously, these non-GAAP financial measures are not consistent with GAAP because they do not reflect the impact of other non-cash charges. Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•	these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About TASER International, Inc.

TASER International, Inc. (NASDAQ:TASR) is a global provider of safety technologies that protect life and prevent conflict. More than 16,880 public safety agencies in 107 countries rely on TASER® electronic control devices and AXON on-officer camera systems to help protect and serve. Today, the use of TASER ECDs has saved more than 97,000 lives from potential death or serious injury while TASER innovations benefit individuals and families too, providing personal protection and accountability while maintaining regard for life. Since 1994, more than 251,000 individuals have relied on TASER technology as a means for effective personal safety. Learn more about TASER International and its solutions at www.TASER.com and www.EVIDENCE.com or by calling (800) 978-2737. Be a part of the TASER community by joining us on Facebook, LinkedIn, Twitter, and YouTube.

TASER® is a registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, AXON, AXON Flex, X26, and X2 are trademarks of TASER International, Inc.

Note to Investors

To review the TASER International Safe Harbor Statement, please visit:

http://investor.taser.com/phoenix.zhtml?c=129937&p=irol-safeharbor.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements relate to: expected revenue and earnings growth; estimations regarding the size of our target markets; successful penetration of the law enforcement market; expansion of product sales to the private security, military and consumer self-defense markets; growth expectations for new and existing accounts; expansion of production capability; new product introductions; product safety and our business model. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.

TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) potential delays in international and domestics orders; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

For investor relations information please contact Erin Curtis by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.

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TASER International, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	September 30, 2012	September 30, 2011
Net sales	$28,772,956	$24,383,110
Cost of products sold	11,969,944	11,279,502

Gross margin	16,803,012	13,103,608

Sales, general and administrative expenses	9,539,996	9,477,548
Research and development expenses	1,985,701	2,362,721
Asset impairment	—	3,353
Loss on write down / disposal of property and equipment, net	—	47,894

Income from operations	5,277,315	1,212,092

Interest and other income, net	11,418	15,265

Income before provision for income taxes	5,288,733	1,227,357
Provision for income taxes	1,611,861	91,072

Net income	$3,676,872	$1,136,285

Income per common and common equivalent shares
Basic	$0.07	$0.02
Diluted	$0.07	$0.02

Weighted average number of common and common equivalent shares outstanding
Basic	52,509,068	58,787,274
Diluted	53,106,325	60,037,328

TASER International, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Nine Months Ended
	September 30, 2012	September 30, 2011
Net sales	$82,636,791	$68,698,115
Cost of products sold	34,090,148	31,145,151

Gross margin	48,546,643	37,552,964

Sales, general and administrative expenses	26,798,629	27,887,357
Research and development expenses	6,156,751	7,908,420
Litigation judgment expense	(2,200,000)	3,301,243
Asset impairment	—	1,353,857
Loss on write down / disposal of property and equipment, net	—	796,353

Income (loss) from operations	17,791,263	(3,694,266)

Interest and other income, net	25,545	1,303,470

Income (loss) before provision for income taxes	17,816,808	(2,390,796)
Provision (benefit) for income taxes	6,893,872	(1,251,981)

Net income (loss)	$10,922,936	$(1,138,815)

Income (loss) per common and common equivalent shares
Basic	$0.19	$(0.02)
Diluted	$0.19	$(0.02)

Weighted average number of common and common equivalent shares outstanding
Basic	57,997,341	60,617,787
Diluted	58,482,833	60,617,787

TASER International, Inc.

Segment Reporting

(Unaudited)

	For the Three Months Ended
	September 30, 2012			September 30, 2011
	Video	ECD	Total	Video	ECD	Total
Product sales	$1,528,347	$27,085,180	$28,613,527	$925,836	$23,361,182	$24,287,018
Service revenue	159,429	—	159,429	96,092	—	96,092

Net sales	1,687,776	27,085,180	28,772,956	1,021,928	23,361,182	24,383,110

Cost of products sold	1,181,906	9,673,370	10,855,276	693,278	9,437,149	10,130,427
Cost of service delivered	1,114,668	—	1,114,668	1,149,075	—	1,149,075

Total cost of sales	2,296,574	9,673,370	11,969,944	1,842,353	9,437,149	11,279,502

Gross margin	(608,798)	17,411,810	16,803,012	(820,425)	13,924,033	13,103,608

Sales, general and administrative expenses	921,746	8,618,250	9,539,996	730,275	8,747,273	9,477,548
Research and development expenses	942,094	1,043,607	1,985,701	1,195,250	1,167,471	2,362,721
Asset impairment	—	—	—	—	3,353	3,353
Loss on write down / disposal of property and equipment, net	—	—	—	—	47,894	47,894

(Loss) income from operations	$(2,472,638)	$7,749,953	$5,277,315	$(2,745,950)	$3,958,042	$1,212,092

(Loss) income from operations, normalized	$(2,472,638)	$7,749,953	$5,277,315	$(2,745,950)	$4,009,289	$1,263,339

Operating margin %	-147%	29%	18%	-269%	17%	5%
Operating margin %, normalized	-147%	29%	18%	-269%	17%	5%

	For the Nine Months Ended
	September 30, 2012			September 30, 2011
	Video	ECD	Total	Video	ECD	Total
Product sales	$3,464,606	$78,774,581	$82,239,187	$2,420,960	$66,025,172	$68,446,132
Service revenue	397,604	—	397,604	251,983	—	251,983

Net sales	3,862,210	78,774,581	82,636,791	2,672,943	66,025,172	68,698,115

Cost of products sold	2,712,678	28,068,676	30,781,354	1,955,722	25,686,372	27,642,094
Cost of service delivered	3,308,794	—	3,308,794	3,503,057	—	3,503,057

Total cost of sales	6,021,472	28,068,676	34,090,148	5,458,779	25,686,372	31,145,151

Gross margin	(2,159,262)	50,705,905	48,546,643	(2,785,836)	40,338,800	37,552,964

Sales, general and administrative expenses	2,425,228	24,373,401	26,798,629	2,270,006	25,617,351	27,887,357
Research and development expenses	3,350,708	2,806,043	6,156,751	3,422,452	4,485,968	7,908,420
Litigation judgment expense	—	(2,200,000)	(2,200,000)	—	3,301,243	3,301,243
Asset impairment	—	—	—	—	1,353,857	1,353,857
Loss on write down / disposal of property and equipment, net	—	—	—	711,243	85,110	796,353

(Loss) income from operations	$(7,935,198)	$25,726,461	$17,791,263	$(9,189,537)	$5,495,271	$(3,694,266)

(Loss) income from operations, normalized	$(7,935,198)	$23,526,461	$15,591,263	$(8,478,294)	$10,235,481	$1,757,187

Operating margin %	-205%	33%	22%	-344%	8%	-5%
Operating margin %, normalized	-205%	30%	19%	-317%	16%	3%

TASER International, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended
	September 30, 2012			September 30, 2011
	Video	ECD	Total	Video	ECD	Total
GAAP (loss) income from operations	$(2,472,638)	$7,749,953	$5,277,315	$(2,745,950)	$3,958,042	$1,212,092
Stock-based compensation expense (a)	99,179	750,211	849,390	81,747	611,773	693,520
Depreciation and amortization	664,307	1,054,239	1,718,546	663,527	1,331,505	1,995,032
Asset impairment	—	—	—	—	3,353	3,353
Loss on write down / disposal of property and equipment, net	—	—	—	—	47,894	47,894

Adjusted operating (loss) income	$(1,709,152)	$9,554,403	$7,845,251	$(2,000,676)	$5,952,567	$3,951,891

a)	Results include stock-based compensation as follows:

	For the Three Months Ended
	September 30, 2012	September 30, 2011
Cost of products sold	$38,085	$30,238
Sales, general and administrative expenses	657,870	518,513
Research and development expenses	153,435	144,769

	$849,390	$693,520

	For the Nine Months Ended
	September 30, 2012			September 30, 2011
	Video	ECD	Total	Video	ECD	Total
GAAP (loss) income from operations	$(7,935,198)	$25,726,461	$17,791,263	$(9,189,537)	$5,495,271	$(3,694,266)
Stock-based compensation expense (a)	285,292	1,851,209	2,136,501	309,114	2,224,330	2,533,444
Depreciation and amortization	1,777,586	3,336,403	5,113,989	1,977,570	4,135,042	6,112,612
Litigation judgment expense	—	(2,200,000)	(2,200,000)	—	3,301,243	3,301,243
Asset impairment	—	—	—	—	1,353,857	1,353,857
Loss on write down / disposal of property and equipment, net	—	—	—	—	796,353	796,353

Adjusted operating (loss) income	$(5,872,320)	$28,714,073	$22,841,753	$(6,902,853)	$17,306,096	$10,403,243

a)	Results include stock-based compensation as follows:

	For the Nine Months Ended
	September 30, 2012	September 30, 2011
Cost of products sold	$100,248	$135,217
Sales, general and administrative expenses	1,614,160	1,891,258
Research and development expenses	422,093	506,969

	$2,136,501	$2,533,444

TASER International, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$25,965,711	$21,300,733
Short-term investments	3,178,050	5,108,189
Accounts receivable, net of allowance of $325,000 and $450,000 at September 30, 2012 and December 31, 2011, respectively	14,551,275	11,780,135
Inventory	10,430,832	11,484,761
Prepaid expenses and other current assets	2,268,761	2,089,676
Deferred income tax assets, net	7,082,926	9,968,929

Total current assets	63,477,555	61,732,423

Property and equipment, net	22,650,797	26,845,220
Deferred income tax assets, net	12,716,169	12,716,169
Intangible assets, net	3,332,276	3,224,006
Other long-term assets	409,940	444,933

Total assets	$102,586,737	$104,962,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,259,347	$4,513,938
Accrued liabilities	8,929,766	7,643,004
Current portion of deferred revenue	3,898,535	3,317,641
Customer deposits	327,640	413,314

Total current liabilities	17,415,288	15,887,897
Deferred revenue, net of current portion	6,649,519	4,636,901
Liability for unrecorded tax benefits	2,206,551	1,982,399

Total liabilities	26,271,358	22,507,197

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.00001 par value per share; 25 million shares authorized; no shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	—	—
Common stock, $0.00001 par value per share; 200 million shares authorized; 52,331,988 and 55,696,608 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	657	652
Additional paid-in capital	104,525,144	101,597,626
Treasury stock, 13,363,789 and 2,091,600 shares at September 30, 2012 and December 31, 2011, respectively	(67,203,043)	(47,207,093)
Retained earnings	39,068,261	28,145,325
Accumulated other comprehensive loss	(75,640)	(80,956)

Total stockholders’ equity	76,315,379	82,455,554

Total liabilities and stockholders’ equity	$102,586,737	$104,962,751

TASER International, Inc.

Selected Consolidated Statement of Cash Flows Information

(Unaudited)

	For the Nine Months Ended
	September 30, 2012	September 30, 2011
Net income (loss)	$10,922,936	$(1,138,815)
Depreciation and amortization	5,113,989	6,112,612
Stock-based compensation expense	2,136,501	2,533,444
Net cash provided by operating activities	23,258,163	14,637,384
Net cash provided by (used in) investing activities	676,690	(7,813,187)
Net cash used in financing activities	(19,265,477)	(24,845,271)
Cash and cash equivalents, end of period	25,965,711	24,574,858